Exhibit 99.1

East West Bancorp, Inc.
135 N. Los Robles Ave., 7th Fl.
Pasadena, CA 91101
Tel: 626.768.6000

NEWS RELEASE

FOR INVESTOR INQUIRIES, CONTACT:
Irene Oh	Julianna Balicka
Chief Financial Officer	Director of Strategy and Corporate Development
T: (626) 768-6360	T: (626) 768-6985
E: irene.oh@eastwestbank.com	E: julianna.balicka@eastwestbank.com

EAST WEST BANCORP REPORTS RECORD NET INCOME FOR FULL YEAR 2016
OF $431.7 MILLION AND DILUTED EARNINGS PER SHARE OF $2.97,
BOTH UP 12% FROM PRIOR YEAR

Pasadena, California - January 25, 2017 - East West Bancorp, Inc. (“East West” or the “Company”) (Nasdaq: EWBC), parent company of East West Bank, the financial bridge between the United States and Greater China, today reported its financial results for the fourth quarter and full year 2016. For the fourth quarter of 2016, net income was $110.7 million or $0.76 per diluted share. For the full year 2016, net income was $431.7 million or $2.97 per diluted share.

“East West is pleased to report record earnings of $431.7 million or $2.97 per diluted share for the full year 2016, an increase in diluted earnings per share of 12% from 2015. We delivered attractive returns of 1.30% on average assets and 13.1% on average equity,” stated Dominic Ng, Chairman and Chief Executive Officer of East West. “2016 marks the seventh consecutive year that East West has achieved record earnings. Our strength in providing cross-border expertise to clients across a number of industry specializations continues to drive growth and reinforces our niche as the financial bridge between the East and the West. Further, we continue to benefit from a strong footprint in some of the most dynamic metropolitan markets in the United States.”

“For the full year 2016, East West continued a track record of impressive growth in loans and deposits. Total loans grew $1.8 billion or 8% to a record $25.5 billion from $23.7 billion as of December 31, 2015. Total deposits grew $2.4 billion or 9% to a record $29.9 billion as of December 31, 2016 from $27.5 billion a year ago. Growth in 2016 was achieved through balanced, diversified loan originations across our business lines, supported by robust growth in core deposits, which increased by 16% year-over-year,” continued Ng.

“We believe that East West’s balance sheet is well positioned to benefit from a higher interest rate environment because of our asset and funding mix, driving net interest margin expansion and net interest income growth. We are optimistic about the new year and our ability to grow profitably and prudently,” concluded Ng.

HIGHLIGHTS OF RESULTS

•
Solid Earnings - Net income of $110.7 million for the fourth quarter of 2016 modestly increased by $0.6 million compared to $110.1 million for the third quarter of 2016; diluted earnings per share (“EPS”) of $0.76 were unchanged linked quarter. Full year 2016 net income of $431.7 million grew by 12% year-over-year from $384.7 million; diluted full year 2016 EPS of $2.97 also grew by 12% from $2.66 in the previous year.

•
Solid Profitability - Fourth quarter 2016 return on average assets was 1.27%, return on average equity was 12.9%, and return on average tangible equity was 15.3%; full year 2016 return on average assets was 1.30%, return on average equity was 13.1%, and return on average tangible equity was 15.7%. Fourth quarter 2016 adjusted (1) pre-tax, pre-provision profitability of 2.10% expanded by seven basis points from 2.03% in the previous quarter.

•
Solid Net Interest Income and Revenue Growth - Net interest income totaled $272.7 million for the fourth quarter of 2016, up $18.6 million or 7% linked quarter. Year-over-year, net interest income grew $25.8 million or 10% from $246.9 million in the fourth quarter of 2015. Total revenue of $321.5 million grew by 6% linked quarter and 10% year-over-year.

•
Record Assets - Total assets as of December 31, 2016 reached a record $34.8 billion, an increase of $1.5 billion or 5% from $33.3 billion as of September 30, 2016. Total assets grew by 8% year-over-year.

•
Record Loans - Total gross loans of $25.5 billion as of December 31, 2016 were up $752.7 million or 12% annualized from $24.8 billion as of September 30, 2016. The sequential quarter growth in loans was primarily driven by increases in commercial loans and commercial real estate loans. Total gross loans grew by 8% year-over-year.

•
Record Deposits - Total deposits of $29.9 billion as of December 31, 2016 were up $1.3 billion or 18% annualized from $28.6 billion as of September 30, 2016. The sequential quarter growth in deposits was primarily due to increases in noninterest-bearing demand deposits and money market deposits. Total deposits grew by 9% year-over-year. Noninterest-bearing deposits comprised 34% of total deposits as of December 31, 2016.

•
Asset Quality - Asset quality was stable in the current quarter. Allowance for loan losses was essentially steady, at 1.02% of loans held-for-investment (“HFI”) as of December 31, 2016, compared to 1.03% as of September 30, 2016. Nonperforming assets decreased slightly to $129.6 million or 0.37% of total assets as of December 31, 2016, compared to $130.8 million or 0.39% of total assets as of September 30, 2016. The net charge-offs ratio dropped to 0.13% of average loans, annualized, in the current quarter, declining from 0.37% of average loans, annualized, in the previous quarter.

•
Capital Ratios - Capital levels for East West continue to be solid. Tangible equity per common share as of December 31, 2016 was $20.27, growth of 2% linked quarter and 12% year-over-year. As of December 31, 2016, the tangible equity to tangible assets ratio was 8.52%, the Common Equity Tier 1 (“CET1”) capital ratio was 10.9%, and the total risk-based capital ratio was 12.5%.

(1)
Pre-tax, pre-provision income excludes the amortization of tax credit and other investments, the amortization of premiums on deposits acquired, and, in the fourth quarter of 2016, a one-time impact from the reversal of a legal accrual. See reconciliation of the GAAP to non-GAAP financial measures in Table 12.

QUARTERLY RESULTS SUMMARY

	Quarter Ended
($ in millions, except per share data)	December 31, 2016	September 30, 2016	December 31, 2015

Net income	$110.73	$110.14	$91.81
Earnings per share (diluted)	$0.76	$0.76	$0.63
Tangible equity (1) per common share	$20.27	$19.92	$18.15
Return on average assets (2)	1.27%	1.33%	1.14%
Return on average equity (2)	12.87%	13.08%	11.67%
Return on average tangible equity (1)(2)	15.29%	15.55%	14.13%
Adjusted pre-tax, pre-provision profitability ratio (1)(2)	2.10%	2.03%	2.03%
Net interest income	$272.70	$254.15	$246.94
Adjusted net interest income (1)	$261.10	$246.98	$232.08
Net interest margin (2)	3.31%	3.26%	3.26%
Adjusted net interest margin (1)(2)	3.17%	3.16%	3.06%
Cost of deposits (2)	0.31%	0.30%	0.29%
Adjusted efficiency ratio (1)	43.16%	44.77%	43.99%

(1)	See reconciliation of the GAAP to non-GAAP financial measures in Tables 12, 13 and 14.

(2)	Annualized.

MANAGEMENT OUTLOOK FOR 2017

Our current outlook for the expected full year 2017 results, compared to our full year 2016 results, is as follows:

•	End of Period Loan Growth: increase at a percentage rate in the high single digits.

•	Net Interest Margin (excluding the impact of ASC 310-30 discount accretion): between 3.20% - 3.40%.

•	Noninterest Expenses (excluding tax credit amortization & deposit premium amortization): increase at a percentage rate in the low single digits.

•	Provision for Credit Losses: in the range of $40 million to $50 million.

•	Tax Items: projecting investment in tax-advantaged credits of $90 million, and associated tax credit amortization expense of $80 million.

•	Interest Rates: our outlook incorporates the current forward rate curve; as such, it currently assumes three fed funds rate increases in the year 2017: in June, September, and December.

OPERATING RESULTS SUMMARY

Fourth Quarter 2016 Compared to Third Quarter 2016

Net Interest Income
Net interest income totaled $272.7 million, an increase of $18.6 million or 7% from $254.1 million.

•
Interest income from loans excluding ASC 310-30 discount accretion increased by $12.4 million or 5%, ASC 310-30 discount accretion income increased by $4.4 million, and interest income on other interest-earning assets increased by $4.9 million or 20%. Interest expense increased by $3.3 million or 12%.

•	Average loans of $25.0 billion grew by $723.9 million or 12% annualized, up from $24.3 billion.

•
Average deposits of $29.8 billion grew by $1.6 billion or 22% annualized, up from $28.3 billion. The strong deposit growth in excess of loan growth increased average interest-bearing cash and deposits with banks, which grew by $671.2 million to $2.3 billion, or 7% of average interest-earning assets, up from $1.6 billion or 5% of average interest-earning assets in the previous quarter.

Net Interest Margin
The net interest margin (“NIM”) expanded by five basis points to 3.31% from 3.26%. The sequential quarter NIM expansion primarily reflects the increase in accretion income; excluding the impact of ASC 310-30 discount accretion, NIM was 3.17% versus 3.16%.

•
Interest rates moved higher in the fourth quarter of 2016, improving earning asset yields. Loan yields excluding the impact of ASC 310-30 discount accretion expanded by eight basis points to 4.13% from 4.05%. Over 75% of East West’s loan portfolio is variable rate.

•	The yield on investment securities expanded by 16 basis points to 1.79%, reflecting the repricing of floating rate investments and purchases of securities at higher yields.

•	Net interest margin expansion, however, was tempered by higher balances of interest-bearing cash and deposits with banks, the yield on which was unchanged at 0.79%.

•	Reflecting the increasing contribution of non-interest bearing demand deposits in the funding mix, the all-in cost of deposits was 0.31%, a sequential quarter increase of one basis point.

Noninterest Income
Total noninterest income of $48.8 million decreased $0.5 million or 1% from $49.3 million. Excluding net gains on sales of loans and securities and changes to the FDIC indemnification asset, total fees and operating income of $47.8 million increased by $2.4 million or 5% from $45.4 million in the third quarter of 2016, as presented in the following table for the quarters ended December 31, 2016, September 30, 2016 and December 31, 2015.

	Quarter Ended
($ in thousands)	December 31, 2016	September 30, 2016	December 31, 2015

Branch fees	$10,195	$10,408	$10,338
Letters of credit fees and foreign exchange income	14,356	10,908	13,986
Ancillary loan fees	5,355	6,135	4,722
Wealth management fees	3,378	4,033	3,958
Derivative fees and other income	7,003	5,790	4,756
Other fees and operating income	7,499	8,119	7,202
Total fees and operating income	$47,786	$45,393	$44,962

Noninterest Expense & Effective Tax Rate
Noninterest expense totaled $149.9 million, comprised of $138.7 million of adjusted (2) noninterest expense, $22.7 million of tax credit amortization, $1.9 million of deposit premium amortization, and a $13.4 million reversal of a legal accrual related to the settlement of a lawsuit.

•	Adjusted (2) noninterest expense of $138.7 million increased by $2.9 million or 2% linked quarter. The adjusted (2) efficiency ratio of 43.2% improved by 161 basis points from 44.8%.

•
The Company’s effective tax rate was 31.3%, compared to an effective tax rate of 10.8% in the previous quarter. Amortization expense of tax credits and other investments was $22.7 million in the fourth quarter of 2016, a decrease of $9.9 million from $32.6 million in the third quarter of 2016. The lower effective tax rate and conversely, higher amortization of tax credits and other investments in the third quarter compared to the fourth quarter of 2016 was due to the increased level of investment in tax-advantaged credits in renewable energy projects, and also a $3.0 million favorable state tax settlement in the third quarter of 2016.

•	For the full year 2016, the effective tax rate was 24.6% compared to 33.5% for the full year 2015.

CREDIT QUALITY

Asset quality was stable in the current quarter.

•
The allowance for loan losses totaled $260.5 million as of December 31, 2016, or 1.02% of loans HFI, compared to $255.8 million or 1.03% of loans HFI, and $265.0 million or 1.12% of loans HFI as of September 30, 2016 and December 31, 2015, respectively.

•
The Company recorded a provision for credit losses of $10.5 million in the current quarter, compared to $9.5 million in the third quarter of 2016, and a reversal of provision for credit losses of $2.0 million in the fourth quarter of 2015.

•
In the fourth quarter of 2016, net charge-offs were $8.0 million or 0.13% of average loans, annualized, declining from net charge-offs of $22.5 million or 0.37% of average loans, annualized, in the previous quarter and compared to net recoveries of $3.8 million in the prior year quarter.

•
Nonperforming assets decreased by $1.3 million or 1% linked quarter to $129.6 million or 0.37% of total assets as of December 31, 2016, compared to 0.39% as of September 30, 2016 and 0.40% as of December 31, 2015.

(2)
Adjusted noninterest expense excludes the amortization of tax credit and other investments, the amortization of premiums on deposits acquired, and, in the fourth quarter of 2016, a one-time impact from the reversal of a legal accrual. See reconciliation of the GAAP to non-GAAP financial measures in Table 12.

CAPITAL STRENGTH

Capital levels for East West continue to be solid. Tangible equity per common share as of December 31, 2016 was $20.27, an increase of 2% linked quarter and 12% year-over-year. The following table presents regulatory capital ratios for the quarters ended December 31, 2016, September 30, 2016 and December 31, 2015.

Regulatory Capital Metrics	Basel III
($ in millions)	December 31, 2016 (a)	September 30, 2016	December 31, 2015	Minimum Regulatory Requirements	Well Capitalized Regulatory Requirements	Fully Phased- in Minimum Regulatory Requirements

CET1 capital ratio	10.9%	10.9%	10.5%	4.5%	6.5%	7.0%
Tier 1 risk-based capital ratio	10.9%	10.9%	10.6%	6.0%	8.0%	8.5%
Total risk-based capital ratio	12.5%	12.5%	12.2%	8.0%	10.0%	10.5%
Tier 1 leverage capital ratio	8.7%	8.9%	8.5%	4.0%	5.0%	4.0%
Risk-Weighted Assets (“RWA”) (b)	$27,228	$26,480	$25,233	N/A	N/A	N/A

N/A Not applicable.

(a)	The Company’s December 31, 2016 regulatory capital ratios and RWA are preliminary.

(b)
Under regulatory guidelines, on-balance sheet assets and credit equivalent amounts of derivatives and off-balance sheet items are assigned to one of several broad risk categories based on the nature of the obligor, or, if relevant, the guarantor or the nature of any collateral. The aggregate dollar value in each risk category is then multiplied by the risk weight associated with that category. The resulting weighted values from each of the risk categories are aggregated for determining total RWA.

DIVIDEND PAYOUT AND CAPITAL ACTIONS

East West’s Board of Directors has declared first quarter 2017 dividends for the Company’s common stock. The common stock cash dividend of $0.20 per share is payable on February 15, 2017 to shareholders of record on February 1, 2017.

Conference Call
East West will host a conference call to discuss fourth quarter and full year 2016 earnings with the public on Thursday, January 26, 2017 at 8:30 a.m. PST/11:30 a.m. EST. The public and investment community are invited to listen as management discusses fourth quarter and full year 2016 results and operating developments. The following dial-in information is provided for participation in the conference call: Calls within the U.S. - (877) 506-6399; Calls within Canada - (855) 669-9657; International calls - (412) 902-6699.  A listen-only live broadcast of the call will also be available on the Investor Relations page of the Company’s website at www.eastwestbank.com/investors.

A replay of the conference call will be available on January 26, 2017 at 11:30 a.m. PST through February 26, 2017. The replay numbers are: within the U.S. - (877) 344-7529; within Canada - (855) 669-9658; International calls - (412) 317-0088; and the replay access code is: 10098676.

About East West
East West Bancorp, Inc. is a publicly owned company with total assets of $34.8 billion and is traded on the Nasdaq Global Select Market under the symbol “EWBC”. The Company’s wholly owned subsidiary, East West Bank, is one of the largest independent banks headquartered in California. East West is a premier bank focused exclusively on the United States and Greater China markets and operates over 130 locations worldwide, including in the United States markets of California, Georgia, Massachusetts, Nevada, New York, Texas and Washington. In Greater China, East West’s presence includes full service branches in Hong Kong, Shanghai, Shantou and Shenzhen, and representative offices in Beijing, Chongqing, Guangzhou, Taipei and Xiamen.  For more information on East West, visit the Company’s website at www.eastwestbank.com.

Forward-Looking Statements
Certain matters set forth herein (including any exhibits hereto) constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including forward-looking statements relating to the Company’s current business plans and expectations regarding future operating results. Forward-looking statements may include, but are not limited to, the use of forward-looking language, such as “likely result in,” “expects,” “anticipates,” “estimates,” “forecasts,” “projects,” “intends to,” or may include other similar words or phrases, such as “believes,” “plans,” “trend,” “objective,” “continues,” “remains,” or similar expressions, or future or conditional verbs, such as “will,” “would,” “should,” “could,” “may,” “might,” “can,” or similar verbs. These forward-looking statements are subject to risks and uncertainties that could cause actual results, performance or achievements to differ materially from those projected. These risks and uncertainties, some of which are beyond our control, include, but are not limited to, our ability to compete effectively against other financial institutions in our banking markets; changes in the commercial and consumer real estate markets; changes in our costs of operation, compliance and expansion; changes in the U.S. economy, including inflation, employment levels, rate of growth and general business conditions; changes in government interest rate policies; changes in laws or the regulatory environment including regulatory reform initiatives and policies of the U.S. Department of Treasury, the Board of Governors of the Federal Reserve Board System, the Federal Deposit Insurance Corporation, the U.S. Securities and Exchange Commission, the Consumer Financial Protection Bureau and California Department of Business Oversight - Division of Financial Institutions; heightened regulatory and governmental oversight and scrutiny of the Company’s business practices, including dealings with retail customers; changes in the economy of and monetary policy in the People’s Republic of China; changes in income tax laws and regulations; changes in accounting standards as may be required by the Financial Accounting Standards Board or other regulatory agencies and their impact on critical accounting policies and assumptions; changes in the equity and debt securities markets; future credit quality and performance, including our expectations regarding future credit losses and allowance levels; fluctuations of our stock price; fluctuations in foreign currency exchange rates; success and timing of our business strategies; our ability to adopt and successfully integrate new technologies into our business in a strategic manner; impact of reputational risk from negative publicity, fines and penalties and other negative consequences from regulatory violations and legal actions; impact of potential federal tax increases and spending cuts; impact of adverse judgments or settlements in litigation or of regulatory enforcement actions; changes in our ability to receive dividends from our subsidiaries; impact of political developments, wars or other hostilities that may disrupt or increase volatility in securities or otherwise affect economic conditions; impact of natural or man-made disasters or calamities or conflicts; continuing consolidation in the financial services industry; our capital requirements and our ability to generate capital internally or raise capital on favorable terms; impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act on our business, business practices and cost of operations; impact of adverse changes to our credit ratings from the major credit rating agencies; impact of failure in, or breach of, our operational or security systems or infrastructure, or those of third parties with whom we do business, including as a result of cyber attacks; and other similar matters which could result in, among other things, confidential and/or proprietary information being disclosed or misused; adequacy of our risk management framework, disclosure controls and procedures and internal control over financial reporting; the effect of the current low interest rate environment or changes in interest rates on our net interest income and net interest margin; the effect of changes in the level of checking or savings account deposits on our funding costs and net interest margin; a recurrence of significant turbulence or disruption in the capital or financial markets, which could result in, among other things, a reduction in the availability of funding or increased funding costs, reduced investor demand for mortgage loans and declines in asset values and/ or recognition of other-than-temporary impairment on securities held in our available-for-sale investment securities portfolio; and other factors set forth in the Company’s public reports including its Annual Report on Form 10-K for the year ended December 31, 2015, and particularly the discussion of risk factors within that document. If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, the Company’s results could differ materially from those expressed in, implied or projected by such forward-looking statements. The Company assumes no obligation to update such forward-looking statements.

EAST WEST BANCORP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
($ in thousands, except per share data)
(unaudited)
Table 1

				December 31, 2016 % Change
	December 31, 2016	September 30, 2016	December 31, 2015	Qtr-o-Qtr	Yr-o-Yr
Assets
Cash and due from banks	$460,559	$344,746	$340,717	33.6%	35.2%
Interest-bearing cash with banks	1,417,944	1,322,086	1,020,170	7.3	39.0
Cash and cash equivalents	1,878,503	1,666,832	1,360,887	12.7	38.0
Interest-bearing deposits with banks	323,148	307,473	299,916	5.1	7.7
Securities purchased under resale agreements (“resale agreements”) (1)	2,000,000	1,500,000	1,600,000	33.3	25.0
Investment securities	3,479,766	3,391,085	3,773,226	2.6	(7.8)
Loans held-for-sale	23,076	47,719	31,958	(51.6)	(27.8)
Loans held-for-investment (net of allowance for loan losses of $260,520, $255,812 and $264,959)	25,242,619	24,476,150	23,378,789	3.1	8.0
Investments in qualified affordable housing partnerships, net	183,917	173,045	193,978	6.3	(5.2)
Investments in tax credit and other investments, net	173,260	172,197	187,456	0.6	(7.6)
Goodwill	469,433	469,433	469,433	—	—
Other assets	1,015,118	1,051,341	1,055,279	(3.4)	(3.8)
Total assets	$34,788,840	$33,255,275	$32,350,922	4.6%	7.5%

Liabilities and Stockholders’ Equity
Customer deposits	$29,890,983	$28,592,441	$27,475,981	4.5%	8.8%
Short-term borrowings	60,050	36,992	—	62.3	NM
Federal Home Loan Bank (“FHLB”) advances	321,643	321,084	1,019,424	0.2	(68.4)
Securities sold under repurchase agreements (“repurchase agreements”) (1)	350,000	200,000	—	75.0	NM
Long-term debt	186,327	191,265	206,084	(2.6)	(9.6)
Accrued expenses and other liabilities	552,096	535,439	526,483	3.1	4.9
Total liabilities	31,361,099	29,877,221	29,227,972	5.0	7.3
Stockholders’ equity	3,427,741	3,378,054	3,122,950	1.5	9.8
Total liabilities and stockholders’ equity	$34,788,840	$33,255,275	$32,350,922	4.6%	7.5%

Book value per common share	$23.78	$23.44	$21.70	1.5%	9.6%
Tangible equity (2) per common share	$20.27	$19.92	$18.15	1.8	11.7
Tangible equity to tangible assets ratio (2)	8.52%	8.77%	8.20%	(2.9)	3.9
Number of common shares at period-end (in thousands)	144,167	144,133	143,909	—	0.2

NM Not Meaningful.

(1)
Resale and repurchase agreements are reported net pursuant to Accounting Standards Codification (“ASC”) 210-20-45, Balance Sheet Offsetting. As of December 31, 2016, September 30, 2016, and December 31, 2015, $100.0 million, $250.0 million and $450.0 million out of $450.0 million of gross repurchase agreements were eligible for netting against resale agreements, respectively.

(2)	See reconciliation of the GAAP to non-GAAP financial measures in Table 14.

EAST WEST BANCORP, INC.
TOTAL LOANS AND DEPOSITS DETAIL
($ in thousands)
(unaudited)
Table 2

				December 31, 2016 % Change
	December 31, 2016	September 30, 2016	December 31, 2015	Qtr-o-Qtr	Yr-o-Yr
Loans:
Real estate - commercial	$8,021,459	$7,780,775	$7,478,474	3.1%	7.3%
Real estate - land and construction	678,536	734,304	632,275	(7.6)	7.3
Commercial	9,661,021	9,358,045	9,003,007	3.2	7.3
Real estate - single-family	3,480,124	3,351,867	3,066,919	3.8	13.5
Real estate - multifamily	1,585,090	1,420,126	1,522,995	11.6	4.1
Consumer	2,075,706	2,079,474	1,956,091	(0.2)	6.1
Total loans held-for-investment (1)	25,501,936	24,724,591	23,659,761	3.1	7.8
Loans held-for-sale	23,076	47,719	31,958	(51.6)	(27.8)
Total loans (1), including loans held-for-sale	25,525,012	24,772,310	23,691,719	3.0	7.7
Unearned fees, premiums and discounts, net	1,203	7,371	(16,013)	(83.7)	NM
Allowance for loan losses	(260,520)	(255,812)	(264,959)	1.8	(1.7)
Net loans (1)	$25,265,695	$24,523,869	$23,410,747	3.0%	7.9%

Customer deposits:
Noninterest-bearing demand	$10,183,946	$9,524,021	$8,656,805	6.9%	17.6%
Interest-bearing checking	3,674,417	3,550,101	3,336,293	3.5	10.1
Money market	8,174,854	7,684,085	6,932,962	6.4	17.9
Savings	2,242,497	2,235,847	1,933,026	0.3	16.0
Total core deposits	24,275,714	22,994,054	20,859,086	5.6	16.4
Time deposits	5,615,269	5,598,387	6,616,895	0.3	(15.1)
Total deposits	$29,890,983	$28,592,441	$27,475,981	4.5%	8.8%

NM Not Meaningful.

(1)	Includes ASC 310-30 discount of $49.4 million, $56.4 million and $80.1 million as of December 31, 2016, September 30, 2016 and December 31, 2015, respectively.

EAST WEST BANCORP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
($ in thousands, except per share data)
(unaudited)
Table 3

	Quarter Ended			December 31, 2016 % Change
	December 31, 2016	September 30, 2016	December 31, 2015	Qtr-o-Qtr	Yr-o-Yr
Interest and dividend income	$302,127	$280,317	$270,477	7.8%	11.7%
Interest expense	29,425	26,169	23,536	12.4	25.0
Net interest income before provision for (reversal of) credit losses	272,702	254,148	246,941	7.3	10.4
Provision for (reversal of) credit losses	10,461	9,525	(2,000)	9.8	NM
Net interest income after provision for (reversal of) credit losses	262,241	244,623	248,941	7.2	5.3
Noninterest income	48,800	49,341	44,483	(1.1)	9.7
Noninterest expense	149,904	170,500	144,939	(12.1)	3.4
Income before income taxes	161,137	123,464	148,485	30.5	8.5
Income tax expense	50,403	13,321	56,680	278.4	(11.1)
Net income	$110,734	$110,143	$91,805	0.5%	20.6%
Earnings per share
- Basic	$0.77	$0.76	$0.64	1.3%	20.3%
- Diluted	$0.76	$0.76	$0.63	—	20.6
Weighted average number of shares outstanding (in thousands)
- Basic	144,166	144,122	143,900	—%	0.2%
- Diluted	145,428	145,238	144,686	0.1	0.5

	Quarter Ended			December 31, 2016 % Change
	December 31, 2016	September 30, 2016	December 31, 2015	Qtr-o-Qtr	Yr-o-Yr
Noninterest income:
Branch fees	$10,195	$10,408	$10,338	(2.0)%	(1.4)%
Letters of credit fees and foreign exchange income	14,356	10,908	13,986	31.6	2.6
Ancillary loan fees	5,355	6,135	4,722	(12.7)	13.4
Wealth management fees	3,378	4,033	3,958	(16.2)	(14.7)
Derivative fees and other income	7,003	5,790	4,756	20.9	47.2
Net (losses) gains on sales of loans	(880)	2,158	5,155	NM	NM
Net gains on sales of available-for-sale investment securities	1,894	1,790	13,373	5.8	(85.8)
Changes in Federal Deposit Insurance Corporation (“FDIC”) indemnification asset and receivable/payable	—	—	(19,007)	NM	NM
Other fees and operating income	7,499	8,119	7,202	(7.6)	4.1
Total noninterest income	$48,800	$49,341	$44,483	(1.1)%	9.7%
Noninterest expense:
Compensation and employee benefits	$79,949	$75,042	$68,895	6.5%	16.0%
Occupancy and equipment expense	15,834	15,456	15,302	2.4	3.5
Deposit insurance premiums and regulatory assessments	5,938	6,450	5,049	(7.9)	17.6
Other real estate owned (“OREO”) expense (income)	(10)	(67)	(1,433)	(85.1)	(99.3)
Legal expense	(9,873)	5,361	3,270	NM	NM
Data processing	2,971	2,729	2,589	8.9	14.8
Consulting expense	3,715	4,594	7,638	(19.1)	(51.4)
Deposit related expenses	2,719	3,082	2,977	(11.8)	(8.7)
Computer software expense	3,647	3,331	2,256	9.5	61.7
Other operating expense	20,438	19,881	21,645	2.8	(5.6)
Amortization of tax credit and other investments	22,667	32,618	14,555	(30.5)	55.7
Amortization of premiums on deposits acquired	1,909	2,023	2,196	(5.6)	(13.1)
Total noninterest expense	$149,904	$170,500	$144,939	(12.1)%	3.4%

NM Not Meaningful.

EAST WEST BANCORP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
($ in thousands, except per share data)
(unaudited)
Table 4

	Year Ended		December 31, 2016 % Change
	December 31, 2016	December 31, 2015	Yr-o-Yr
Interest and dividend income	$1,137,481	$1,053,815	7.9%
Interest expense	104,843	103,376	1.4
Net interest income before provision for credit losses	1,032,638	950,439	8.6
Provision for credit losses	27,479	14,217	93.3
Net interest income after provision for credit losses	1,005,159	936,222	7.4
Noninterest income	182,918	183,383	(0.3)
Noninterest expense	615,889	540,884	13.9
Income before income taxes	572,188	578,721	(1.1)
Income tax expense	140,511	194,044	(27.6)
Net income	$431,677	$384,677	12.2%
Earnings per share
- Basic	$3.00	$2.67	12.4%
- Diluted	$2.97	$2.66	11.7
Weighted average number of shares outstanding (in thousands)
- Basic	144,087	143,818	0.2%
- Diluted	145,172	144,512	0.5

	Year Ended		December 31, 2016 % Change
	December 31, 2016	December 31, 2015	Yr-o-Yr
Noninterest income:
Branch fees	$41,178	$39,495	4.3%
Letters of credit fees and foreign exchange income	45,760	38,985	17.4
Ancillary loan fees	19,352	15,029	28.8
Wealth management fees	13,240	18,268	(27.5)
Derivative fees and other income	16,781	16,493	1.7
Net gains on sales of loans	6,087	24,874	(75.5)
Net gains on sales of available-for-sale investment securities	10,362	40,367	(74.3)
Changes in FDIC indemnification asset and receivable/payable	—	(37,980)	NM
Other fees and operating income	30,158	27,852	8.3
Total noninterest income	$182,918	$183,383	(0.3)%
Noninterest expense:
Compensation and employee benefits	$300,115	$262,193	14.5%
Occupancy and equipment expense	61,453	61,292	0.3
Deposit insurance premiums and regulatory assessments	23,279	18,772	24.0
OREO expense (income)	1,474	(8,914)	NM
Legal expense	2,841	16,373	(82.6)
Data processing	11,683	10,185	14.7
Consulting expense	22,742	17,234	32.0
Deposit related expenses	10,394	10,379	0.1
Computer software expense	12,914	8,660	49.1
Other operating expense	77,462	77,538	(0.1)
Amortization of tax credit and other investments	83,446	36,120	131.0
Amortization of premiums on deposits acquired	8,086	9,234	(12.4)
Repurchase agreements’ extinguishment costs	—	21,818	NM
Total noninterest expense	$615,889	$540,884	13.9%

NM Not Meaningful.

EAST WEST BANCORP, INC.
SELECTED FINANCIAL INFORMATION
($ in thousands)
(unaudited)
Table 5

Average Balances	Quarter Ended			December 31, 2016 % Change
	December 31, 2016	September 30, 2016	December 31, 2015	Qtr-o-Qtr	Yr-o-Yr
Loans:
Real estate - commercial	$7,869,979	$7,768,534	$7,282,106	1.3%	8.1%
Real estate - land and construction	734,081	706,406	634,601	3.9	15.7
Commercial	9,454,884	9,169,433	8,590,810	3.1	10.1
Real estate - single-family	3,407,615	3,203,603	3,183,770	6.4	7.0
Real estate - multifamily	1,467,978	1,371,871	1,502,009	7.0	(2.3)
Consumer	2,098,659	2,089,466	1,932,481	0.4	8.6
Total loans	$25,033,196	$24,309,313	$23,125,777	3.0%	8.2%

Investment securities	$3,551,863	$3,273,861	$3,255,976	8.5%	9.1%
Interest-earning assets	$32,736,669	$31,055,354	$30,020,404	5.4%	9.0%
Total assets	$34,679,137	$32,906,533	$31,944,102	5.4%	8.6%

Customer deposits:
Noninterest-bearing demand	$10,159,022	$9,413,031	$8,809,031	7.9%	15.3%
Interest-bearing checking	3,641,320	3,553,477	3,178,877	2.5	14.5
Money market	8,157,508	7,548,835	7,079,586	8.1	15.2
Savings	2,284,282	2,133,036	1,909,838	7.1	19.6
Total core deposits	24,242,132	22,648,379	20,977,332	7.0	15.6
Time deposits	5,584,838	5,627,084	6,582,823	(0.8)	(15.2)
Total deposits	$29,826,970	$28,275,463	$27,560,155	5.5%	8.2%

Interest-bearing liabilities	$20,522,442	$19,611,482	$19,349,119	4.6%	6.1%
Stockholders’ equity	$3,423,405	$3,349,241	$3,121,332	2.2%	9.7%

Selected Ratios (1)	Quarter Ended			December 31, 2016 Basis Point Change
	December 31, 2016	September 30, 2016	December 31, 2015	Qtr-o-Qtr	Yr-o-Yr

Return on average assets	1.27%	1.33%	1.14%	(6) bps	13 bps
Return on average equity	12.87%	13.08%	11.67%	(21)	120
Return on average tangible equity (2)	15.29%	15.55%	14.13%	(26)	116
Interest rate spread	3.10%	3.06%	3.09%	4	1
Net interest margin	3.31%	3.26%	3.26%	5	5
Adjusted net interest margin (2)	3.17%	3.16%	3.06%	1	11
Yield on average interest-earning assets	3.67%	3.59%	3.57%	8	10
Cost of interest-bearing deposits	0.48%	0.44%	0.42%	4	6
Cost of deposits	0.31%	0.30%	0.29%	1	2
Cost of funds	0.38%	0.36%	0.33%	2	5
Adjusted pre-tax, pre-provision profitability ratio (2)	2.10%	2.03%	2.03%	7	7
Adjusted noninterest expense/average assets (2)	1.59%	1.64%	1.59%	(5)	—
Adjusted efficiency ratio (2)	43.16%	44.77%	43.99%	(161) bps	(83) bps

(1)	Annualized except for efficiency ratio.

(2)	See reconciliation of the GAAP to non-GAAP financial measures in Tables 12, 13 and 14.

EAST WEST BANCORP, INC.
SELECTED FINANCIAL INFORMATION
($ in thousands)
(unaudited)
Table 6

Average Balances	Year Ended		December 31, 2016 % Change
	December 31, 2016	December 31, 2015	Yr-o-Yr
Loans:
Real estate - commercial	$7,795,690	$6,781,671	15.0%
Real estate - land and construction	681,937	597,171	14.2
Commercial	9,091,532	8,140,624	11.7
Real estate - single-family	3,184,834	3,510,864	(9.3)
Real estate - multifamily	1,433,142	1,476,747	(3.0)
Consumer	2,077,760	1,769,512	17.4
Total loans	$24,264,895	$22,276,589	8.9%

Investment securities	$3,355,086	$2,847,655	17.8%
Interest-earning assets	$31,296,775	$28,390,582	10.2%
Total assets	$33,169,373	$30,328,457	9.4%

Customer deposits:
Noninterest-bearing demand	$9,371,481	$7,928,460	18.2%
Interest-bearing checking	3,495,094	2,795,379	25.0
Money market	7,679,695	6,763,979	13.5
Savings	2,104,060	1,785,085	17.9
Total core deposits	22,650,330	19,272,903	17.5
Time deposits	5,852,042	6,482,697	(9.7)
Total deposits	$28,502,372	$25,755,600	10.7%

Interest-bearing liabilities	$19,947,414	$18,781,466	6.2%
Stockholders’ equity	$3,305,929	$3,019,095	9.5%

Selected Ratios	Year Ended		December 31, 2016 Basis Point Change
	December 31, 2016	December 31, 2015	Yr-o-Yr

Return on average assets	1.30%	1.27%	3 bps
Return on average equity	13.06%	12.74%	32
Return on average tangible equity (1)	15.68%	15.58%	10
Interest rate spread	3.10%	3.16%	(6)
Net interest margin	3.30%	3.35%	(5)
Adjusted net interest margin (1)	3.15%	3.12%	3
Yield on average interest-earning assets	3.63%	3.71%	(8)
Cost of interest-bearing deposits	0.44%	0.41%	3
Cost of deposits	0.30%	0.29%	1
Cost of funds	0.36%	0.39%	(3)
Adjusted pre-tax, pre-provision profitability ratio (1)	2.04%	2.18%	(14)
Adjusted noninterest expense/average assets (1)	1.62%	1.56%	6
Adjusted efficiency ratio (1)	44.24%	41.78%	246 bps

(1)	See reconciliation of the GAAP to non-GAAP financial measures in Tables 12, 13 and 14.

EAST WEST BANCORP, INC.
QUARTER-TO-DATE AVERAGE BALANCES, YIELDS AND RATES
($ in thousands)
(unaudited)
Table 7

	Quarter Ended
	December 31, 2016			September 30, 2016
	Average		Average	Average		Average
	Balance	Interest	Yield/Rate(1)	Balance	Interest	Yield/Rate(1)
Assets
Interest-earning assets:
Interest-bearing cash and deposits with banks	$2,264,787	$4,486	0.79%	$1,593,577	$3,168	0.79%
Resale agreements (2)	1,814,130	8,068	1.77%	1,805,978	7,834	1.73%
Investment securities	3,551,863	15,966	1.79%	3,273,861	13,388	1.63%
Loans	25,033,196	272,188	4.33%	24,309,313	255,316	4.18%
FHLB and Federal Reserve Bank stock	72,693	1,419	7.77%	72,625	611	3.35%
Total interest-earning assets	32,736,669	302,127	3.67%	31,055,354	280,317	3.59%

Noninterest-earning assets:
Cash and due from banks	410,919			354,053
Allowance for loan losses	(258,978)			(266,763)
Other assets	1,790,527			1,763,889
Total assets	$34,679,137			$32,906,533

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Checking deposits	$3,641,320	$3,582	0.39%	$3,553,477	$3,253	0.36%
Money market deposits	8,157,508	7,799	0.38%	7,548,835	6,663	0.35%
Savings deposits	2,284,282	1,512	0.26%	2,133,036	1,160	0.22%
Time deposits	5,584,838	10,623	0.76%	5,627,084	9,973	0.71%
Federal funds purchased and other short-term borrowings	44,079	323	2.92%	32,137	212	2.62%
FHLB advances	321,357	1,432	1.77%	320,743	1,361	1.69%
Repurchase agreements (2)	297,826	2,863	3.82%	200,000	2,319	4.61%
Long-term debt	191,232	1,291	2.69%	196,170	1,228	2.49%
Total interest-bearing liabilities	20,522,442	29,425	0.57%	19,611,482	26,169	0.53%

Noninterest-bearing liabilities and stockholders’ equity:
Demand deposits	10,159,022			9,413,031
Accrued expenses and other liabilities	574,268			532,779
Stockholders’ equity	3,423,405			3,349,241
Total liabilities and stockholders’ equity	$34,679,137			$32,906,533

Interest rate spread			3.10%			3.06%

Net interest income and net interest margin		$272,702	3.31%		$254,148	3.26%
Adjusted net interest income and net interest margin (3)		$261,101	3.17%		$246,984	3.16%

(1)	Annualized.

(2)	Average balances of resale and repurchase agreements are reported net, pursuant to ASC 210-20-45, Balance Sheet Offsetting.

(3)	See reconciliation of the GAAP to non-GAAP financial measures in Table 13.

EAST WEST BANCORP, INC.
QUARTER-TO-DATE AVERAGE BALANCES, YIELDS AND RATES
($ in thousands)
(unaudited)
Table 8

	Quarter Ended
	December 31, 2016			December 31, 2015
	Average		Average	Average		Average
	Balance	Interest	Yield/Rate(1)	Balance	Interest	Yield/Rate(1)
Assets
Interest-earning assets:
Interest-bearing cash and deposits with banks	$2,264,787	$4,486	0.79%	$2,085,641	$3,397	0.65%
Resale agreements (2)	1,814,130	8,068	1.77%	1,479,891	5,859	1.57%
Investment securities	3,551,863	15,966	1.79%	3,255,976	11,428	1.39%
Loans	25,033,196	272,188	4.33%	23,125,777	248,638	4.27%
FHLB and Federal Reserve Bank stock	72,693	1,419	7.77%	73,119	1,155	6.27%
Total interest-earning assets	32,736,669	302,127	3.67%	30,020,404	270,477	3.57%

Noninterest-earning assets:
Cash and due from banks	410,919			376,538
Allowance for loan losses	(258,978)			(268,870)
Other assets	1,790,527			1,816,030
Total assets	$34,679,137			$31,944,102

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Checking deposits	$3,641,320	$3,582	0.39%	$3,178,877	$2,604	0.32%
Money market deposits	8,157,508	7,799	0.38%	7,079,586	5,155	0.29%
Savings deposits	2,284,282	1,512	0.26%	1,909,838	952	0.20%
Time deposits	5,584,838	10,623	0.76%	6,582,823	11,117	0.67%
Federal funds purchased and other short-term borrowings	44,079	323	2.92%	1,624	5	1.22%
FHLB advances	321,357	1,432	1.77%	333,207	1,114	1.33%
Repurchase agreements (2)	297,826	2,863	3.82%	52,174	1,413	10.74%
Long-term debt	191,232	1,291	2.69%	210,990	1,176	2.21%
Total interest-bearing liabilities	20,522,442	29,425	0.57%	19,349,119	23,536	0.48%

Noninterest-bearing liabilities and stockholders’ equity:
Demand deposits	10,159,022			8,809,031
Accrued expenses and other liabilities	574,268			664,620
Stockholders’ equity	3,423,405			3,121,332
Total liabilities and stockholders’ equity	$34,679,137			$31,944,102

Interest rate spread			3.10%			3.09%

Net interest income and net interest margin		$272,702	3.31%		$246,941	3.26%
Adjusted net interest income and net interest margin (3)		$261,101	3.17%		$232,075	3.06%

(1)	Annualized.

(2)	Average balances of resale and repurchase agreements are reported net, pursuant to ASC 210-20-45, Balance Sheet Offsetting.

(3)	See reconciliation of the GAAP to non-GAAP financial measures in Table 13.

EAST WEST BANCORP, INC.
YEAR-TO-DATE AVERAGE BALANCES, YIELDS AND RATES
($ in thousands)
(unaudited)
Table 9

	Year Ended
	December 31, 2016			December 31, 2015
	Average		Average	Average		Average
	Balance	Interest	Yield/Rate	Balance	Interest	Yield/Rate
Assets
Interest-earning assets:
Interest-bearing cash and deposits with banks	$1,893,064	$14,731	0.78%	$1,851,604	$17,939	0.97%
Resale agreements (1)	1,708,470	30,547	1.79%	1,337,274	19,799	1.48%
Investment securities	3,355,086	53,399	1.59%	2,847,655	41,375	1.45%
Loans	24,264,895	1,035,377	4.27%	22,276,589	968,625	4.35%
FHLB and Federal Reserve Bank stock	75,260	3,427	4.55%	77,460	6,077	7.85%
Total interest-earning assets	31,296,775	1,137,481	3.63%	28,390,582	1,053,815	3.71%

Noninterest-earning assets:
Cash and due from banks	365,104			342,606
Allowance for loan losses	(262,804)			(263,143)
Other assets	1,770,298			1,858,412
Total assets	$33,169,373			$30,328,457

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Checking deposits	$3,495,094	$12,640	0.36%	$2,795,379	$8,453	0.30%
Money market deposits	7,679,695	27,094	0.35%	6,763,979	18,988	0.28%
Savings deposits	2,104,060	4,719	0.22%	1,785,085	3,468	0.19%
Time deposits	5,852,042	39,771	0.68%	6,482,697	42,596	0.66%
Federal funds purchased and other short-term borrowings	25,591	713	2.79%	4,797	58	1.21%
FHLB advances	380,868	5,585	1.47%	327,080	4,270	1.31%
Repurchase agreements (1)	211,475	9,304	4.40%	404,096	20,907	5.17%
Long-term debt	198,589	5,017	2.53%	218,353	4,636	2.12%
Total interest-bearing liabilities	19,947,414	104,843	0.53%	18,781,466	103,376	0.55%

Noninterest-bearing liabilities and stockholders’ equity:
Demand deposits	9,371,481			7,928,460
Accrued expenses and other liabilities	544,549			599,436
Stockholders’ equity	3,305,929			3,019,095
Total liabilities and stockholders’ equity	$33,169,373			$30,328,457

Interest rate spread			3.10%			3.16%

Net interest income and net interest margin		$1,032,638	3.30%		$950,439	3.35%
Adjusted net interest income and net interest margin (2)		$987,214	3.15%		$889,185	3.12%

(1)	Average balances of resale and repurchase agreements are reported net, pursuant to ASC 210-20-45, Balance Sheet Offsetting.

(2)	See reconciliation of the GAAP to non-GAAP financial measures in Table 13.

EAST WEST BANCORP, INC.
ALLOWANCE FOR CREDIT LOSSES
($ in thousands)
(unaudited)
Table 10

	Quarter Ended			Year Ended
	December 31, 2016	September 30, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Non-Purchased Credit Impaired (“Non-PCI”) Loans
Allowance for non-PCI loans, beginning of period	$255,656	$266,511	$263,889	$264,600	$260,965
Provision for (reversal of) loan losses on non-PCI loans	12,707	11,615	(3,135)	31,959	6,924
Net charge-offs (recoveries):
Commercial real estate	(741)	(325)	(5,815)	(1,110)	(5,590)
Commercial	9,584	23,531	2,089	39,286	11,641
Residential	(829)	(625)	(111)	(1,711)	(2,935)
Consumer	(53)	(111)	(9)	(308)	173
Total net charge-offs (recoveries)	7,961	22,470	(3,846)	36,157	3,289
Allowance for non-PCI loans, end of period	260,402	255,656	264,600	260,402	264,600
Purchased Credit Impaired (“PCI”) Loans
Allowance for PCI loans, beginning of period	156	257	541	359	714
Reversal of provision for loan losses on PCI loans	(38)	(101)	(182)	(241)	(355)
Allowance for PCI loans, end of period	118	156	359	118	359
Allowance for loan losses	260,520	255,812	264,959	260,520	264,959
Unfunded Credit Facilities
Allowance for unfunded credit reserves, beginning of period	18,329	20,318	19,043	20,360	12,712
(Reversal of) provision for unfunded credit reserves	(2,208)	(1,989)	1,317	(4,239)	7,648
Allowance for unfunded credit reserves, end of period	16,121	18,329	20,360	16,121	20,360
Allowance for credit losses	$276,641	$274,141	$285,319	$276,641	$285,319

EAST WEST BANCORP, INC.
CREDIT QUALITY
($ in thousands)
(unaudited)
Table 11

Non-PCI Nonperforming Assets	December 31, 2016	September 30, 2016	December 31, 2015

Nonaccrual loans:
Real estate - commercial	$26,907	$29,180	$29,345
Real estate - land and construction	5,326	5,740	700
Commercial	81,256	64,435	64,883
Real estate - single-family	4,214	5,796	8,759
Real estate - multifamily	2,984	13,554	16,268
Consumer	2,130	3,514	1,743
Total nonaccrual loans	122,817	122,219	121,698
OREO, net	6,745	8,622	7,034
Total nonperforming assets	$129,562	$130,841	$128,732

Credit Quality Ratios	December 31, 2016	September 30, 2016	December 31, 2015

Non-PCI nonperforming assets to total assets (1)	0.37%	0.39%	0.40%
Non-PCI nonaccrual loans to loans held-for-investment (1)	0.48%	0.49%	0.51%
Allowance for loan losses to loans held-for-investment (1)	1.02%	1.03%	1.12%
Allowance for loan losses to non-PCI nonaccrual loans	212.12%	209.31%	217.72%
Quarterly provision for (reversal of) loan losses (2) to average loans held-for-investment	0.20%	0.19%	(0.06)%
Full-year provision for loan losses to average loans held-for-investment	0.13%	NM	0.03%
Quarterly net charge-offs (recoveries) (2) to average loans held-for-investment	0.13%	0.37%	(0.07)%
Full-year net charge-offs to average loans held-for-investment	0.15%	NM	0.01%

NM Not Meaningful.

(1)	Total assets and loans held-for-investment include PCI loans of $642.4 million, $717.6 million and $970.4 million as of December 31, 2016, September 30, 2016, and December 31, 2015, respectively.

(2)	Annualized.

EAST WEST BANCORP, INC.
GAAP TO NON-GAAP RECONCILIATION
($ in thousands)
(unaudited)
Table 12

Adjusted pre-tax, pre-provision profitability ratio represents the aggregate of net interest income and noninterest income less adjusted noninterest expense, divided by average assets. Adjusted noninterest expense excludes the reversal of a legal accrual, the amortization of tax credit and other investments, the amortization of premiums on deposits acquired and repurchase agreements’ extinguishment costs (where applicable). The ratios presented below provide clarity to financial statement users regarding the ongoing performance of the Company and allows comparability to prior periods.

	Quarter Ended
	December 31, 2016	September 30, 2016	December 31, 2015
Net interest income before provision for (reversal of) credit losses	$272,702	$254,148	$246,941
Noninterest income	48,800	49,341	44,483
Net interest income and noninterest income	$321,502	$303,489	$291,424
Total noninterest expense	$149,904	$170,500	$144,939
Less: Legal accrual reversal	13,417	—	—
Amortization of tax credit and other investments	(22,667)	(32,618)	(14,555)
Amortization of premiums on deposits acquired	(1,909)	(2,023)	(2,196)
Adjusted noninterest expense	$138,745	$135,859	$128,188
Adjusted pre-tax, pre-provision income	$182,757	$167,630	$163,236
Average assets	$34,679,137	$32,906,533	$31,944,102
Adjusted pre-tax, pre-provision profitability ratio (1)	2.10%	2.03%	2.03%
Adjusted noninterest expense (1)/average assets	1.59%	1.64%	1.59%

	Year Ended
	December 31, 2016	December 31, 2015
Net interest income before provision for credit losses	$1,032,638	$950,439
Noninterest income	182,918	183,383
Net interest income and noninterest income	$1,215,556	$1,133,822
Total noninterest expense	$615,889	$540,884
Less: Legal accrual reversal	13,417	—
Amortization of tax credit and other investments	(83,446)	(36,120)
Amortization of premiums on deposits acquired	(8,086)	(9,234)
Repurchase agreements’ extinguishment costs	—	(21,818)
Adjusted noninterest expense	$537,774	$473,712
Adjusted pre-tax, pre-provision income	$677,782	$660,110
Average assets	$33,169,373	$30,328,457
Adjusted pre-tax, pre-provision profitability ratio	2.04%	2.18%
Adjusted noninterest expense/average assets	1.62%	1.56%

Adjusted efficiency ratio represents adjusted noninterest expense divided by the aggregate of net interest income and noninterest income. The Company believes that presenting the adjusted efficiency ratio shows the trend in recurring overhead-related noninterest expense relative to recurring net revenues. This provides clarity to financial statement users regarding the ongoing performance of the Company and allows comparability to prior periods.

	Quarter Ended
	December 31, 2016	September 30, 2016	December 31, 2015
Adjusted noninterest expense	$138,745	$135,859	$128,188
Net interest income and noninterest income	$321,502	$303,489	$291,424
Adjusted efficiency ratio	43.16%	44.77%	43.99%

	Year Ended
	December 31, 2016	December 31, 2015
Adjusted noninterest expense	$537,774	$473,712
Net interest income and noninterest income	$1,215,556	$1,133,822
Adjusted efficiency ratio	44.24%	41.78%

(1)	Annualized.

EAST WEST BANCORP, INC.
GAAP TO NON-GAAP RECONCILIATION
($ in thousands)
(unaudited)
Table 13

The Company believes that presenting the adjusted average loan yields and adjusted net interest margin that exclude the ASC 310-30 impacts provides clarity to financial statement users regarding the ongoing performance of the Company and allows comparability to prior periods.

	Quarter Ended						Year Ended
Yield on Average Loans	December 31, 2016		September 30, 2016		December 31, 2015		December 31, 2016	December 31, 2015
Interest income on loans	$272,188		$255,316		$248,638		$1,035,377	$968,625
Less: ASC 310-30 discount accretion income	(11,601)		(7,164)		(14,866)		(45,424)	(61,254)
Adjusted interest income on loans	$260,587		$248,152		$233,772		$989,953	$907,371

Average loans	$25,033,196		$24,309,313		$23,125,777		$24,264,895	$22,276,589
Add: ASC 310-30 discount	54,664		60,091		88,362		64,324	108,350
Adjusted average loans	$25,087,860		$24,369,404		$23,214,139		$24,329,219	$22,384,939

Average loan yields	4.33%	(1)	4.18%	(1)	4.27%	(1)	4.27%	4.35%
Adjusted average loan yields	4.13%	(1)	4.05%	(1)	4.00%	(1)	4.07%	4.05%

Net Interest Margin
Net interest income	$272,702		$254,148		$246,941		$1,032,638	$950,439
Less: ASC 310-30 discount accretion income	(11,601)		(7,164)		(14,866)		(45,424)	(61,254)
Adjusted net interest income	$261,101		$246,984		$232,075		$987,214	$889,185

Average interest-earning assets	$32,736,669		$31,055,354		$30,020,404		$31,296,775	$28,390,582
Add: ASC 310-30 discount	54,664		60,091		88,362		64,324	108,350
Adjusted average interest-earning assets	$32,791,333		$31,115,445		$30,108,766		$31,361,099	$28,498,932

Net interest margin	3.31%	(1)	3.26%	(1)	3.26%	(1)	3.30%	3.35%
Adjusted net interest margin	3.17%	(1)	3.16%	(1)	3.06%	(1)	3.15%	3.12%

(1)	Annualized.

EAST WEST BANCORP, INC.
GAAP TO NON-GAAP RECONCILIATION
($ in thousands)
(unaudited)
Table 14

The Company uses certain non-GAAP financial measures to provide supplemental information regarding the Company’s performance. Tangible equity and tangible equity to tangible assets ratios are non-GAAP disclosures. Tangible equity represents stockholders’ equity which has been reduced by goodwill and other intangible assets. Given that the use of such measures and ratios are more prevalent in the banking industry, and used by banking regulators and analysts, the Company has included them for discussion.

	December 31, 2016	September 30, 2016	December 31, 2015
Stockholders’ equity	$3,427,741	$3,378,054	$3,122,950
Less: Goodwill	(469,433)	(469,433)	(469,433)
Other intangible assets (1)	(35,670)	(37,195)	(41,598)
Tangible equity	$2,922,638	$2,871,426	$2,611,919

Total assets	$34,788,840	$33,255,275	$32,350,922
Less: Goodwill	(469,433)	(469,433)	(469,433)
Other intangible assets (1)	(35,670)	(37,195)	(41,598)
Tangible assets	$34,283,737	$32,748,647	$31,839,891
Tangible equity to tangible assets ratio	8.52%	8.77%	8.20%

Return on average tangible equity represents tangible net income divided by average tangible equity. Tangible net income excludes the amortization of premiums on deposits acquired, net of tax, and the amortization (accretion) of mortgage servicing assets, net of tax. The ratios presented below provide clarity to financial statement users regarding the ongoing performance of the Company and allows comparability to prior periods.

	Quarter Ended
	December 31, 2016	September 30, 2016	December 31, 2015
Net Income	$110,734	$110,143	$91,805
Add: Amortization of premium on deposit acquired, net of tax	1,312	1,805	1,358
Amortization (accretion) of mortgage servicing assets, net of tax	126	(813)	(210)
Tangible net income	$112,172	$111,135	$92,953

Average stockholders’ equity	$3,423,405	$3,349,241	$3,121,332
Less: Average goodwill	(469,433)	(469,433)	(469,433)
Average other intangible assets (1)	(36,354)	(37,412)	(41,813)
Average tangible equity	$2,917,618	$2,842,396	$2,610,086
Return on average tangible equity (2)	15.29%	15.55%	14.13%

	Year Ended
	December 31, 2016	December 31, 2015
Net Income	$431,677	$384,677
Add: Amortization of premium on deposit acquired, net of tax	6,100	6,138
Amortization (accretion) of mortgage servicing assets, net of tax	935	(215)
Tangible net income	$438,712	$390,600

Average stockholders’ equity	$3,305,929	$3,019,095
Less: Average goodwill	(469,433)	(469,433)
Average other intangible assets (1)	(38,386)	(42,976)
Average tangible equity	$2,798,110	$2,506,686
Return on average tangible equity	15.68%	15.58%

(1)	Includes premiums on deposits acquired and mortgage servicing assets.

(2)	Annualized.